Exhibit 10xviii
RESTRICTED STOCK AGREEMENT
     THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), is made to be effective as of the 23rd day of January, 2009 (the “Effective Date”), by and between Camco Financial Corporation, a Delaware corporation (the “Company”), and James E. Huston, an individual and an employee of the Company (“Huston”).
WITNESSETH:
     WHEREAS, Huston and the Company entered into an Employment Agreement on December 31, 2008 (the “Employment Agreement”);
     WHEREAS, under Section 3(b) of the Employment Agreement, the Company agreed to award Huston 50,000 common shares of the Company (the “Shares”), all of which will be subject to a risk of forfeiture and limitations on transferability (the “Restricted Stock”), as set forth in this Agreement;
     NOW, THEREFORE, in consideration of the premises, the parties hereto make the following agreement, intending to be legally bound thereby:
     1. Issuance of Restricted Stock. Subject to the terms and conditions set forth in this Agreement, the Company hereby issues to Huston, in respect of his employment with and services to the Company, 50,000 Shares of Restricted Stock.
          Except as otherwise provided in this Agreement, the Restricted Stock granted hereunder shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated and will be subject to a risk of forfeiture until it vests as follows:
          (a) 12,500 Shares on January 23, 2010;
          (b) 12,500 Shares on January 23, 2011;
          (c) 12,500 Shares on January 23, 2012; and
          (d) 12,500 Shares on January 23, 2013.
     2. Effect of Certain Terminations of Employment. If the Company terminates Huston’s employment with the Company for any reason other than Just Cause (as defined in Section 4 of the Employment Agreement), the Restricted Stock that has not become vested in accordance with Section 1 hereof shall immediately vest as of the date of such termination. If there is a Change in Control (as defined in Section 4(b) of the Employment Agreement), the Restricted Stock that has not vested in accordance with Section 1 hereof shall immediately vest as of the date of the Change in Control.

     3. Special Restrictions and Covenants. Except as otherwise provided in this Agreement, any and all Restricted Stock that has not become vested in accordance with Sections 1 or 2 hereof shall be forfeited and shall revert to the Company upon any of the following:
          (a) the termination of Huston’s employment by the Company, for Just Cause (as defined and set forth in Section 4 of the Employment Agreement) prior to such vesting; or
          (b) the voluntary termination of Huston’s employment with the Company by Huston prior to such vesting.
     4. Status of Huston Shares. Huston shall only be entitled to the rights and obligations, including voting, dividends and other rights and obligations, of vested Shares of Restricted Stock. Huston shall not have any rights or obligations as to the underlying Shares that have not vested in accordance with Section 1 or 2 herein.
     5. Income Tax Election. The parties acknowledge that the federal income taxation of the transfer of Restricted Stock to Huston will be governed by Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”) and the corresponding Treasury Regulations. Huston shall provide to the Company a copy of any election under Section 83(b) of the Code at the same time as the filing of such election with the Internal Revenue Service.
     6. Huston Representations. Huston is aware that the Shares underlying the Restricted Stock being transferred to him hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or under applicable state securities laws in reliance upon exemptions from such registration. Huston understands that his intentions with respect to the future disposition of the Shares awarded hereby, his access to information concerning the Company and his knowledge of the restrictions placed upon the Shares are, among other things, important factors in establishing the availability of these exemptions. Accordingly, Huston hereby represents, agrees and acknowledges as follows:
          (a) Huston is acquiring the Shares underlying the Restricted Stock for his own account, for investment (meaning to hold for an indefinite period), and not with a view to the distribution or other disposition thereof;
          (b) Huston will not sell, transfer, pledge or hypothecate (collectively “Transfer”) the Shares in violation of any federal or state securities laws, and in any event not unless (i) the Shares are registered under the Act and under applicable state securities laws pursuant to an effective registration statement contemplating the transaction or transactions in which the Shares are to be disposed, or (ii) the Company shall have received an opinion of counsel (both the opinion and such counsel being satisfactory to the Company) to the effect that the proposed Transfer of the Shares may be accomplished without such registration;
          (c) The Company may prevent transfer and registration of the Shares consistent with paragraph (b) above, and the certificates for the Shares shall bear a legend in substantially the following form:

The shares evidenced by this certificate have not been registered under the Securities Act of 1933 (“The Act”), are restricted securities within the meaning of Rule 144 promulgated under the Act and may not be sold, transferred, pledged, hypothecated or otherwise distributed except pursuant to (1) an effective registration statement registering the Shares under the Act or (2) until the issuer has received an opinion of counsel, satisfactory to it, that such transfer does not violate the Act or the applicable laws of any state.
The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
          (d) Huston has been given access to all books of account, records and other documents concerning the Company and the Shares. In addition, Huston has had the opportunity to ask questions and receive answers from officers of the Company concerning the Company and the Restricted Stock and any additional information deemed necessary by Huston;
          (e) Huston understands and acknowledges that the Shares underlying the Restricted Stock are speculative securities and involve a high degree of risk and that no federal or state agency has made any finding or determination as to the fairness for public or private investment in, nor any recommendations or endorsements of, the Shares as an investment; and
          (f) Huston is a resident of the State of Ohio.
     7. Representation. Huston acknowledges that he has been advised to obtain his own independent legal counsel with respect to this Agreement and the Employment Agreement. Huston acknowledges that he has not been represented by Vorys, Sater, Seymour and Pease LLP in connection with this Agreement or the Employment Agreement.
     8. No Effect on Employment Relationship. The transfer of Restricted Stock pursuant to this Agreement for the purpose of encouraging the retention of Huston shall not confer upon Huston any right to continue in the employ of the Company nor limit in any way the right of the Company to terminate the employment of Huston at any time and for any or no reason.
     9. Governing Law. The rights and obligations of the parties to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     10. Rights and Remedies Cumulative. All rights and remedies of the parties enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.
     11. Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.
     12. Severability. If any provision of this Agreement or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.
     13. Number and Gender. When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.
     14. Amendment. This Agreement may be amended or terminated only by the written consent of each of the parties hereto.
     15. Entire Agreement. This Agreement in conjunction with the Employment Agreement and the Stock Option Award Agreement of even date herewith, constitutes the entire agreement in respect of the subject matter of this Agreement. Notwithstanding the foregoing, this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.
     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all counterparts, taken together, shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first above written.

COMPANY:

CAMCO FINANCIAL CORPORATION

By:

,

HUSTON:

James E. Huston